UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2020
Conformis, Inc.
(Exact Name of Company as Specified in Charter)

Delaware	001-37474	56-2463152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Technology Park Drive
Billerica, MA 01821
(Address of Principal Executive Offices) (Zip Code)

Company’s telephone number, including area code: (781) 345-9001

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	CFMS	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☑

Item 1.01	Entry into a Material Definitive Agreement.

On May 22, 2020, Conformis, Inc. (“Conformis”) entered into a Settlement and License Agreement (the “Settlement and License Agreement”) with Zimmer Biomet Holdings, Inc., Zimmer, Inc., Zimmer US, Inc. and Biomet Manufacturing, LLC (collectively, “Zimmer”), pursuant to which the parties have agreed to terms for resolving all of their existing patent disputes.

Pursuant to the Settlement and License Agreement, Conformis and Zimmer have agreed to terms for dismissal by them of all outstanding litigation and have agreed not to commence litigation in the future with respect to Conformis' commercialized knee and hip replacement products and Zimmer's commercialized knee, shoulder and hip replacement products. Additionally, Conformis and Zimmer have cross-licensed their respective technology.

Conformis has granted to Zimmer a royalty-free, non-exclusive, worldwide license to certain patents for the exploitation of patient-specific or partially patient-specific instrumentation for knee, shoulder or hip replacement. Zimmer has granted to Conformis a fully paid-up, royalty-free, non-exclusive, worldwide license to certain patents for the exploitation of implants and patient-specific instruments for knee replacement.

Zimmer is required to pay Conformis $3.5 million within 30 days and additional payments on specified dates through January 15, 2021, for a total amount payable of $9.6 million, in consideration of the licenses, releases and other immunities granted by Conformis to Zimmer. No payment is due from Conformis to Zimmer.

The foregoing description of the Settlement and License Agreement does not purport to be complete and is qualified in its entirety by reference to the Settlement and License Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01	Other Events.

On May 28, 2020, Conformis issued a press release announcing the settlement with Zimmer and entry into the Settlement and License Agreement. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information furnished in this Item 8.01, including the press release attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1^	Settlement and License Agreement, dated May 22, 2020, by and between Zimmer Biomet Holdings, Inc., Zimmer, Inc., Zimmer US, Inc. and Biomet Manufacturing, LLC, and Conformis, Inc.
99.1*	Press Release of Conformis, Inc., dated May 28, 2020

*Furnished herewith

^Certain portions of this exhibit have been omitted because they are not material and would likely cause competitive harm to the Registrant if disclosed.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONFORMIS, INC.

Date: May 28, 2020	By:	/s/ Robert Howe
Robert Howe
Chief Financial Officer